Exhibit 99.1

FOR IMMEDIATE RELEASE

KYNDRYL UPDATES REPORTING SEGMENTS

Company also announces fiscal year change and expected fourth quarter earnings release details

NEW YORK, January 31, 2022 – Kyndryl Holdings, Inc. (NYSE:KD), the world’s largest IT infrastructure services provider, today announced new geographic reporting segments and segment metrics to better reflect how the Company analyzes business performance.

“Kyndryl now has the freedom of action to develop a broader ecosystem of technology partners and service offerings relevant to our customers, so we’re updating our reporting segments to better match how we operate and make decisions across our newly independent company,” said Chief Financial Officer David Wyshner. “These reporting changes will help investors and analysts track our progress toward revenue growth and increased profitability and help people see how we’re running Kyndryl for long-term success.”

The Company also announced a change to its fiscal year and provided logistical details regarding its next earnings release.

New Reporting Segments

Going forward, Kyndryl will report financial results across four segments tied to geography:

●	United States
●	Japan
●	Principal Markets – comprised of our operations in Australia/New Zealand, Canada, France, Germany, India, Italy, Spain/Portugal and the United Kingdom/Ireland
●	Strategic Markets – comprised of all other geographic locations

Measures of segment performance will be revenue and adjusted EBITDA. The Company’s reporting of fourth quarter and full-year 2021 results will reflect these segments. Tables 1 and 2 to this release provide historical and pro forma results of our new segments.

Fiscal Year Change

Kyndryl also announced that its fiscal year-end will change to March 31, effective for the fiscal year beginning April 1, 2022 and ending March 31, 2023. This change will move Kyndryl’s year-end away from the holiday season and many of our customers’ year-ends, which the Company believes will be better for our customers and our customer relationships.

Fourth Quarter Earnings Release, Conference Call and Webcast

Kyndryl will release its fourth quarter and full-year 2021 results after market close on Monday, February 28, 2022. The Company will host an earnings conference call at 8:30 a.m. ET on March 1, 2022. The live webcast can be accessed by visiting https://investors.kyndryl.com/events-and-presentations/events/ on Kyndryl’s investor relations website or by dialing 1-844-200-6205 (from the U.S. and Canada) or 1-929-526-1599 (from all other locations), and entering access code 401819. A slide presentation will be made available on the same website shortly before the call on March 1,

2022. Following the event, replays will be available via webcast for twelve months at https://investors.kyndryl.com/events-and-presentations/events/ and by telephone for seven days by dialing 1-866-813-9403 (from the U.S. and Canada) or +44-204-525-0658 (from all other locations) and entering replay access code 505657.

About Kyndryl
Kyndryl (NYSE: KD) is the world’s largest IT infrastructure services provider. The company designs, builds, manages and modernizes the complex, mission-critical information systems that the world depends on every day. Kyndryl’s nearly 90,000 employees serve over 4,000 customers in more than 60 countries around the world, including 75 percent of the Fortune 100. For more information, visit www.kyndryl.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements often contain words such as “will,” “anticipate,” “predict,” “project,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “target,” “may,” “should,” “would,” “could,” “outlook” and other similar words or expressions or the negative thereof or other variations thereon. All statements, other than statements of historical fact, including without limitation statements representing management’s beliefs about future events, transactions, strategies, operations and financial results, may be forward-looking statements. These statements do not guarantee future performance and speak only as of the date they are made, and the Company does not undertake to update its forward-looking statements. Actual outcomes or results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: risks related to the Company’s spin-off from International Business Machines Corporation (“IBM”); failure to attract new customers, retain existing customers or sell additional services to customers; technological developments and the Company’s response to such developments; failure to meet growth and productivity objectives; competition; impacts of relationships with critical suppliers; inability to attract and retain key personnel and other skilled employees; impact of local legal, economic, political, health and other conditions, including the COVID-19 pandemic; a downturn in economic environment and customer spending budgets; damage to the Company’s reputation; inability to accurately estimate the cost of services and the timeline for completion of contracts; service delivery issues; the Company’s ability to successfully manage acquisitions, alliances and dispositions, including integration challenges, failure to achieve objectives, the assumption of liabilities, and higher debt levels; the impact of our business with government customers; failure of the Company’s intellectual property rights to prevent competitive offerings and the failure of the Company to obtain necessary licenses; risks relating to cybersecurity and data privacy; adverse effects from tax matters and environmental matters; legal proceedings and investigatory risks; impact of changes in market liquidity conditions and customer credit risk on receivables; the Company’s pension plans; the impact of foreign currency fluctuations; risks related to the Company’s common stock and the securities market; and other factors described in the “Risk Factors” section of the Company’s Information Statement included as Exhibit 99.1 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2021, as such factors may be updated from time to time in the Company’s periodic filings with the SEC.

Non-GAAP financial information

The financial information in this press release includes certain non-GAAP financial measures, such as pro forma adjusted EBITDA and adjusted EBITDA, which include or exclude certain items from the most directly comparable GAAP financial measure. A definition of adjusted EBITDA is included in Table 1 to this press release. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in Tables 3 and 4 to this press release. Any non-GAAP financial measure included in this press release is in addition to, and not meant to be considered superior to, or a substitute for, measures prepared in accordance with GAAP.

Pro forma financial information

This press release also includes certain pro forma financial information. The pro forma adjustments assume that the Company’s spin-off from IBM and related transactions occurred as of January 1, 2020. The pro forma financial information is unaudited and is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the date indicated, nor is it indicative of future operating results. The pro forma financial information presented includes adjustments that would not be included in the pro forma financial statements contained in a registration statement filed with the Securities and Exchange Commission that contain pro forma information prepared in accordance with Regulation S-X under the Securities Act of 1933.

Kyndryl Investor Contact:

Jenifer Hollander

investors@kyndryl.com

Kyndryl Media Contact:

Ed Barbini

edward.barbini@kyndryl.com

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Table 1

HISTORICAL SEGMENT INFORMATION

(Dollars in millions)

The following is selected, recast segment financial data, reflecting our new segment structure and reporting metrics, for the years ended December 31, 2020 and 2019 and for interim periods of 2021 and 2020.

	2019	2020					2021
	Full	First	Second	Third	Fourth	Full	First	Second	Third
	Year	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Quarter
Revenue
United States	$5,340	$1,281	$1,252	$1,271	$1,279	$5,084	$1,228	$1,210	$1,175
Japan	2,929	739	752	770	781	3,042	763	747	730
Principal Markets	7,587	1,779	1,728	1,809	1,871	7,187	1,825	1,842	1,748
Strategic Markets	4,424	1,033	1,005	1,006	996	4,040	955	953	926
Total revenue	$20,279	$4,832	$4,737	$4,856	$4,927	$19,352	$4,771	$4,751	$4,579
Adjusted EBITDA
United States	$855	$230	$159	$225	$246	$859	$187	$216	$196
Japan	757	229	221	222	252	924	232	235	198
Principal Markets	430	(24)	19	20	147	162	(55)	34	—
Strategic Markets	662	59	147	129	51	386	86	129	141
Corporate and other*	(144)	(41)	(34)	(34)	(44)	(153)	(40)	(49)	(37)
Total adjusted EBITDA	$2,561	$453	$513	$562	$651	$2,179	$410	$566	$499

* Represents net amounts not allocated to segments.

Management uses adjusted EBITDA to evaluate our performance. Adjusted EBITDA is a non-GAAP measure and defined as net income (loss) excluding net interest expense, depreciation and amortization (excluding depreciation of right-of-use assets and amortization of capitalized contract costs), pension costs other than pension servicing costs and multi-employer plan costs, early extinguishment of debt charges, workforce rebalancing and restructuring charges, transaction-related and integration-related items, goodwill and long-lived asset impairment charges, foreign currency impacts of highly inflationary countries, significant litigation costs, stock-based compensation expense and income taxes. We believe that adjusted EBITDA is a helpful supplemental measure to assist investors in evaluating our operating results as it excludes certain items whose fluctuation from period to period does not necessarily correspond to changes in the operations of our business. We provide this non-GAAP financial measure as we believe it improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows us to provide a long-term strategic view of the business going forward.

Non-GAAP measures are provided in addition to and not as a substitute for the profit or loss measures reported on a GAAP basis. Other companies may calculate and define similarly labeled items differently, which may limit the usefulness of this measure for comparative purposes.

Table 2

HISTORICAL PRO FORMA SEGMENT INFORMATION

(Dollars in millions)

The following is selected, recast pro forma segment financial data, reflecting our new segment structure and reporting metrics, for the year ended December 31, 2020 and for interim periods of 2021 and 2020.

	2020					2021
	First	Second	Third	Fourth	Full	First	Second	Third
	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Quarter
Pro forma revenue
United States	$1,286	$1,253	$1,262	$1,267	$5,069	$1,219	$1,205	$1,170
Japan	767	780	798	810	3,155	780	765	751
Principal Markets	1,632	1,577	1,681	1,752	6,642	1,704	1,729	1,628
Strategic Markets	1,075	1,052	1,052	1,051	4,230	1,006	1,007	980
Total pro forma revenue	$4,760	$4,663	$4,793	$4,879	$19,096	$4,709	$4,706	$4,529
Pro forma adjusted EBITDA
United States	$302	$220	$279	$320	$1,121	$245	$271	$259
Japan	264	249	251	290	1,054	266	267	241
Principal Markets	84	114	120	276	593	67	144	120
Strategic Markets	39	124	98	41	302	63	109	133
Corporate and other*	(37)	(38)	(38)	(38)	(153)	(36)	(48)	(39)
Total pro forma adjusted EBITDA	$650	$668	$710	$889	$2,917	$605	$743	$714

* Represents net amounts not allocated to segments.

Table 3

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Dollars in millions)

The following table provides a reconciliation of GAAP net income (loss) to adjusted EBITDA.

	2019	2020					2021
	Full	First	Second	Third	Fourth	Full	First	Second	Third
	Year	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Quarter
Net income (loss) (GAAP)	$(943)	$(682)	$(373)	$(238)	$(719)	$(2,011)	$(494)	$(393)	$(692)
Provision for income taxes	364	87	89	68	2	246	91	74	223
Workforce rebalancing charges	159	298	58	(1)	563	918	52	(11)	(1)
Transaction-related costs	—	—	—	—	21	21	55	173	270
Stock-based compensation expense	51	12	16	19	17	64	16	18	20
Interest expense	76	15	16	16	16	63	14	15	17
Depreciation expense	1,469	360	354	366	365	1,445	339	331	335
Amortization expense	1,335	356	346	326	379	1,408	330	350	321
Other adjustments*	50	7	7	6	7	25	7	9	6
Adjusted EBITDA (non-GAAP)	$2,561	$453	$513	$562	$651	$2,179	$410	$566	$499

*	Other adjustments represents pension costs other than pension servicing costs and multi-employer plan costs, significant litigation costs and foreign currency impacts of highly inflationary countries.

Table 4

RECONCILIATIONS OF GAAP NET INCOME TO PRO FORMA ADJUSTED EBITDA AND

GAAP REVENUE TO PRO FORMA REVENUE

(Dollars in millions)

The following table provides reconciliations of GAAP net income (loss) to pro forma adjusted EBITDA and GAAP revenue to pro forma revenue.

	2020					2021
	First	Second	Third	Fourth	Full	First	Second	Third
	Quarter	Quarter	Quarter	Quarter	Year	Quarter	Quarter	Quarter
Reconciliation of GAAP net income (loss) to pro forma adjusted EBITDA
Net income (loss) (GAAP)	$(682)	$(373)	$(238)	$(719)	$(2,011)	$(494)	$(393)	$(692)
Provision for income taxes	87	89	68	2	246	91	74	223
Workforce rebalancing charges	298	58	(1)	563	918	52	(11)	(1)
Transaction-related costs	—	—	—	21	21	55	173	270
Stock-based compensation expense	12	16	19	17	64	16	18	20
Excess cost allocations from IBM	164	130	102	195	591	154	149	176
Incremental cost to support independence and growth	(94)	(94)	(94)	(94)	(375)	(94)	(94)	(87)
Interest expense	19	19	19	19	77	20	20	20
Depreciation expense	347	342	354	352	1,395	327	318	322
Amortization expense	348	339	318	373	1,379	323	341	311
Pro forma and other adjustments[1]	150	142	163	158	613	156	148	149
Pro forma adjusted EBITDA (non-GAAP)	$650	$668	$710	$889	$2,917	$605	$743	$714

Reconciliation of GAAP revenue to pro forma revenue
Historical revenue (GAAP)	$4,832	$4,737	$4,856	$4,927	$19,352	$4,771	$4,751	$4,579
Pro forma adjustments[2]	(72)	(74)	(62)	(48)	(256)	(63)	(45)	(51)
Pro forma revenue	$4,760	$4,663	$4,793	$4,879	$19,096	$4,709	$4,706	$4,528

1.	Pro forma and other adjustments represents effects of commercial arrangements with IBM, pension costs other than pension servicing costs and multi-employer plan costs, significant litigation costs and foreign currency impacts of highly inflationary countries.
2.	Adjustments to exclude certain customer agreements that did not transfer to Kyndryl plus revenue associated with cloud and security contracts transferring to Kyndryl.